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                                                                    Exhibit 13.1



                                  CERTIFICATION


                  Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Mitsui & Co., Ltd. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's annual report on Form 20-F for the year ended March 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  September 29, 2003




                                By           /s/ Shoei Utsuda
                                   ---------------------------------------------
                                   Name:    Shoei Utsuda
                                   Title:   President and Chief Executive
                                            Officer
                                            (Principal Executive Officer)





                                By           /s/ Tasuku Kondo
                                   ---------------------------------------------
                                   Name:    Tasuku Kondo
                                   Title:   Senior Executive Managing Officer
                                            and Chief Financial Officer
                                            (Principal Financial Officer)